Exhibit 99.1




           HALIFAX ANNOUNCES THIRD QUARTER FINANCIAL RESULTS


ALEXANDRIA, VA - February 19, 2008 - Halifax Corporation (AMEX:HX) today announced its financial results for the quarter ended December 31, 2007.

Revenues for the third quarter of fiscal 2008 were $10.5 million compared to $12.6 million for the same period in fiscal 2007. The revenue decrease was primarily due to the cessation of one large site based contract and the elimination of certain smaller contracts.

The gross profit margin for this year's third quarter was $299,000, or 3% of revenues, versus $1.4 million, or 11% of revenues, for the same period a year ago. The decline in gross profit margin was attributable to an inventory writedown of $1 million, which was recorded to reflect our shift away from parts intensive transactions. In addition to the inventory writedown, the Company also incurred litigation and settlement expenses totaling $410,000 related to the settlement of claims related to the sale of its Secure Network Services group. The Company also wrote off transaction costs of $458,000 related primarily to an acquisition and equity raise transaction which the Company attempted to complete during the past year. As of a result of these adjustments, the Company reported an operating loss of $1.7 million as compared to operating income of $311,000 for the same quarter last year.

The Company reported a net loss of $1.8 million, or ($0.58) per basic and diluted share, for the fiscal 2008 third quarter as to compared net income of $51,000 or $0.02 per basic and diluted share for the third quarter last year.

Charles McNew, President and Chief Executive Officer, stated, "It's important to point out that without the inventory writedown and other charges, the Company would have been profitable.

"We also note that the charges taken during the quarter did not impact cash flow, which incidentally is improving."

"The Company is actively transitioning away from business that is heavily dependent on significant inventory investment and parts risk. In addition, the Company is in late stage development on a new service offering which will afford us entry into a rapidly growing sector of the logistics marketplace."

He added, "We are confident in our ability to properly capitalize the Company for long-term growth, and we believe that we are uniquely positioned to generate interesting growth and profitability prospects with our emergent services model."

For the nine months ended December 31, 2007, revenues were $34.8 million compared to $37.7 million for the same period last year. Operating loss for the first nine months of fiscal 2008 was $961,000 versus an operating income of $823,000 for the comparable period a year ago. Net loss for the nine months of this year was $1.5 million, or
($0.47) per basic and diluted share.   Net income for the nine months
ended December 31, 2006 was $157,000, or $0.05 per basic and diluted share.

The Company will host a conference call for investors at 11 a.m. EST on Tuesday, February 19, 2008, to review the financial and operational results for the quarter. The conference call phone number is 800-954-0584 for U.S. callers and 212-231-2904 for international callers. The conference call replay will be available from 1 p.m. EST on Tuesday, February 19, 2008, to 1 p.m. EST on Wednesday, February 20, 2008. The replay number is 800-633-8284 for U.S. callers and 402-977-9140 for international callers. The reservation number is 21375556.

Founded in 1967, Halifax Corporation is an enterprise maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company's principal products are high availability hardware maintenance services, technology deployment and integration services. More information on Halifax can be found at www.hxcorp.com. This web site reference is intended to be an inactive textual reference, and the information on this web site is not incorporated into this document.

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, views, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors described in the Risk Factors section in the Company's Annual Report on Form 10-K that may cause actual results to differ materially from those in the forward-looking statements. For further information that could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.

                          Halifax Corporation
                        Summary Financial Data

  (in 000's except per share    Three Months Ended    Nine Months Ended
           amounts)                December 31,          December 31,

 Statements of Operations        2007       2006      2007        2006

 Revenues                      $ 10,494    $ 12,603 $  34,880     $ 37,718

 Operating costs and expenses    10,195      11,202    31,545       33,516

 Gross profit                       299       1,401     3,335        4,202

 Selling, marketing, general
 & administrative                 1,114       1,090     3,428        3,379
 Provision for loss from
 settlement of litigation           410           -       410            -
 Transaction costs                  458           -       458            -

 Operating income (loss)        (1,683)         311     (961)          823

 Other income                         8           8        27           23
 Interest expense                 (155)       (171)     (534)        (492)

 Income (loss) before income
 taxes                          (1,830)         148   (1,468)          354

 Income tax expense                   5          97        30          197

 Net (loss) income             $(1,835)      $   51  $(1,498)      $   157


 Earnings per common share -     $(.58)      $  .02   $ (.47)      $   .05
 basic:

 Earnings per common share -     $(.58)      $  .02   $ (.47)      $   .05
 diluted:


 Weighted average number of
 common shares outstanding:
   Basic                          3,175       3,175     3,175        3,175
   Diluted                        3,175       3,179     3,175        3,179



 Balance Sheets                 December 31, 2007   March 31, 2007
 Current assets
 Cash                                $      1,935        $    1,751
 Trade accounts receivable,net              8,603            11,345
 Inventory, net                             3,745             4,946
 Prepaid expense and other                    212               584
 current assets

 Total current assets                      14,495            18,626

 Property and equipment, net                1,127             1,225
 Goodwill and intangibles, net              3,651             3,865
 Other assets                                 112               121


 Total assets                        $     19,385        $   23,837

 Liabilities and Stockholders'
 Equity

 Current liabilities
 Accounts payable and accrued        $      5,265        $    6,375
 expenses
 Deferred maintenance revenue               2,231             3,058
 Current portion of long-term
 debt                                          36                31
 Bank debt                                  5,936             6,880
 Auxilliary line of credit                    925             1,000
 Income taxdes payable                         82                11

 Total current liabilities                 14,475            17,355

 Other long-term debt                          92               120
 Subordinated debt-affiliate                1,000             1,000
 Deferred income                              114               159

 Total liabilities                         15,681            18,634

 Stockholders' equity                       3,704             5,203

 Total liabilities and
 stockholders' equity                $     19,385        $   23,837
